UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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USA TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 10, 2007

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of USA Technologies, Inc. to be held at 10:00 a.m., May 11, 2007, at the Chester Valley Golf Club, 430 Swedesford Road, Malvern, Pennsylvania 19355.

     In connection with the Annual Meeting, enclosed herewith is the Proxy Statement and Proxy. We are requesting your approval of a number of proposals that are very important to the Company’s future success. Therefore, whether or not you expect to attend the meeting in person, it is imperative that your shares be voted at the meeting. At your earliest convenience, please complete, date and sign the Proxy and return it in the enclosed, postage-paid envelope furnished for that purpose.

     Following the consideration of the proposals by the shareholders, management will present a current report on the activities of the Company. At the meeting, we will welcome your comments on or inquiries about the business of the Company that would be of interest to shareholders generally.

     I look forward to seeing you at the Annual Meeting. In the meantime, please feel free to contact me with any questions you may have.

Sincerely,

/s/ George R. Jensen, Jr.
George R. Jensen, Jr.
Chairman and Chief Executive Officer

USA TECHNOLOGIES, INC.
-------------------------------------

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 11, 2007

---------------------------------------

To Our Shareholders:

     The Annual Meeting of Shareholders of USA Technologies, Inc., a Pennsylvania corporation (the “Company”), will be held at 10:00 a.m., May 11, 2007, at the Chester Valley Golf Club, 430 Swedesford Road, Malvern, Pennsylvania 19355, for the following purposes:

     1. The election of George R. Jensen, Jr., Stephen P. Herbert, William L. Van Alen, Jr., Steven Katz, Douglas M. Lurio, Stephen W. McHugh, and Joel Brooks as Directors;

     2. To act upon a proposal to ratify the appointment of Goldstein Golub Kessler LLP as the independent registered public accounting firm of the Company for fiscal year 2007; and

     3. To transact such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

     The Board of Directors has fixed the close of business on March 15, 2007 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any and all adjournments thereof.

     You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, please promptly mark, sign and date the enclosed proxy and return it in the envelope provided for that purpose.

By Order of the Board of Directors,

/s/ George R. Jensen, Jr.
George R. Jensen, Jr.
Chairman and Chief Executive Officer

USA TECHNOLOGIES, INC.
PROXY STATEMENT

SOLICITATION OF PROXY, REVOCABILITY AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of USA Technologies, Inc., a Pennsylvania corporation (the “Company”), for use at the 2007 Annual Meeting of Shareholders (the “Annual Meeting”), to be held at 10:00 a.m., on May 11, 2007, at the Chester Valley Golf Club, 430 Swedesford Road, Malvern, Pennsylvania 19355.

     Only holders of Common Stock or Series A Convertible Preferred Stock of record at the close of business on March 15, 2007 will be entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote and each share of Series A Convertible Preferred Stock is entitled to one-hundredth of a vote on all matters to come before the Annual Meeting. On March 15, 2007, the record date for the Annual Meeting, the Company had issued and outstanding 10,981,591 shares of Common Stock, no par value (“Common Stock”), and 520,392 shares of Series A Convertible Preferred Stock, no par value (“Series A Preferred Stock”).

     The Company’s principal executive offices are located at 100 Deerfield Lane, Suite 140, Malvern, Pennsylvania 19355. The approximate date on which this Proxy Statement and the accompanying proxy are first being sent to shareholders is April 10, 2007.

QUORUM AND VOTING

     The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote generally at the Annual Meeting is necessary to constitute a quorum. Votes withheld for director nominees and abstentions on the other proposals to be considered at the Annual Meeting will be counted in determining whether a quorum has been reached, but the failure to execute and return a proxy will result in a shareholder not being considered present at the meeting. The holders of the Common Stock and Series A Preferred Stock vote together, and not as a separate class, on all matters to be submitted to shareholders at the Annual Meeting. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.

     Assuming the presence of a quorum, generally the adoption of a proposal by the shareholders requires the affirmative vote of the holders of at least a majority of all shares casting votes in person or by proxy at the Annual Meeting. Directors are elected by a plurality, and the seven nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account to determine the outcome of the election of directors. Approval of the proposal to ratify the selection of auditors will require the affirmative vote of the holders of at least a majority of all shares casting votes in person or by proxy at the Annual Meeting. Only shares affirmatively voted for a proposal, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for that proposal. Brokers who hold shares of stock in street name for customers and who indicate on a proxy that the broker does not have discretionary authority to vote those shares as to a particular matter are referred to as broker non-votes. Broker non-votes will have no effect in determining whether this proposal will be adopted at the Annual Meeting although they would be counted as present for purposes of determining the existence of a quorum. Abstentions as to this proposal will have the same effect as votes against such proposal.

REVOCABILITY OF PROXIES

     Shares represented by proxies, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any proxy not specifying to the contrary will be voted in favor of the adoption of all of the proposals referred to in the Notice of Annual Meeting and for the seven nominees for Director listed in Item 1 below. A shareholder who signs and returns a proxy may revoke it any time before it is voted by the filing of an instrument revoking it or a duly executed proxy bearing a later date with the Secretary of the Company. Your mere attendance at the Annual Meeting will not revoke your proxy.

SOLICITATION

     The cost of soliciting proxies will be borne by the Company. Such solicitation will be made by mail and may also be made on behalf of the Company by the Company’s Directors, officers or employees in person or by telephone, facsimile transmission or telegram.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

COMMON STOCK

     The following table sets forth, as of March 22, 2007, the beneficial ownership of the Common Stock of each of the Company's directors, executive officers, and five percent or greater owners, as well as by the Company's directors and executive officers as a group. Except as set forth below, the Company is not aware of any beneficial owner of more than five percent of the Common Stock. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable:

	Number of Shares of
	Common Stock		Percent of
Name and Address of Beneficial Owner	Beneficially Owned(1)		Class(2)

George R. Jensen, Jr.	184,290	(3)	1.67%
100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355

Stephen P. Herbert	79,860	(4)	*
100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355

David M. DeMedio	7,345	(5)	*
100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355

Douglas M. Lurio	17,530	(6)	*
2005 Market Street, Suite 2340
Philadelphia, Pennsylvania 19103

Steven Katz	15,350	(7)	*
440 South Main Street
Milltown, New Jersey 08850

William L. Van Alen, Jr.	61,517	(8)	*
P.O. Box 727
Edgemont, Pennsylvania 19028

Joel Brooks	0		*
303 George Street, Suite 420
New Brunswick, New Jersey 08901

Stephen W. McHugh	0		*
100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355

SAC Capital Advisors LLC	1,666,667	(9)	15.2%
72 Cummings Point Road
Stamford, CT 06902

Cortina Asset Management LLC	1,000,000	(10)	9.11%
330 East Kilbourn, Suite 850
Milwaukee, WI 53202

Wellington Management Company, LLP	942,500	(11)	8.58%
75 State Street
Boston, Massachusetts 02109

All Directors and Executive	365,892		3.26%
Officers as a Group (8 persons)
______
*Less than one percent (1%)

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to securities. In computing the number of shares of Common Stock beneficially owned by a person, we deemed outstanding shares of Common Stock issuable upon the conversion of Convertible Senior Notes, and the exercise of warrants and options currently exercisable, or exercisable within 60 days of March 22, 2007. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

(2) The percentage of Common Stock beneficially owned is based on 10,981,591 shares outstanding as of March 22, 2007.

(3) Includes 2,000 shares of Common Stock beneficially owned by his spouse. This table does not include the right granted to Mr. Jensen under his employment agreement to receive Common Stock upon the occurrence of a USA Transaction (as defined therein). Includes 60,000 shares owned by George R. Jensen, Jr. Grantor Retained Unitrust dated July 14, 2003 over which Mr. Jensen retains beneficial ownership. Includes 25,000 shares underlying vested stock options.

(4) Includes 10 shares of Common Stock beneficially owned by his child and 4,000 shares of Common Stock beneficially owned by his spouse. Includes 6,000 shares underlying vested stock options.

(5) Includes 4,959 shares underlying vested stock options issuable to Mr. DeMedio and 375 shares underlying stock options that vest within 60 days of March 22, 2007.

(6) Includes 1,500 shares of Common Stock issuable to Mr. Lurio upon conversion of his Senior Note, 6,000 shares underlying vested stock options, and 3,000 shares underlying stock options that vest within 60-days of March 22, 2007.

(7) Includes 6,000 shares underlying vested stock options and 3,000 shares underlying stock options that vest within 60-days of March 22, 2007.

(8) Includes 10,167 shares of Common Stock issuable to Mr. Van Alen upon conversion of his Senior Notes, 2,000 shares issuable upon the exercise of warrants and 100 shares of Common Stock beneficially owned by his spouse. Includes 12,000 shares underlying vested stock options.

(9) Based upon a Schedule 13G filed with the Securities and Exchange Commission on March 22, 2007, S.A.C. Capital Advisors, LLC, S.A.C. Capital Management, LLC, S.A.C. Capital Associates, LLC, and Steven A. Cohen, each have shared voting and investment power with respect to such shares. The address of SAC Capital Advisors and Mr. Cohen is as indicated in the table. The address of SAC Capital Management is 540 Madison Avenue, New York, New York, 10023. The address of SAC Capital Associates is P.O. Box 58, Victoria House, The Valley, Anguilla, British West Indies. Each of SAC Capital Advisors, SAC Capital Management and Mr. Cohen disclaim beneficial ownership of these shares.

(10) Based upon a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007, reflecting the beneficial ownership of our Common Stock by Cortina Asset Management LLC, which has sole voting authority over 510,147 shares and sole dispositive power over 1,000,000 shares. Does not include 500,000 shares underlying warrants that were not reflected in the Schedule 13G.

(11) Based upon a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2007, reflecting the beneficial ownership of our Common Stock by Wellington Management Company, LLP, which has shared voting authority over 484,750 shares and shared dispositive power over 942,500 shares. Does not include 75,000 shares underlying warrants that were not reflected in the Schedule 13G/A.

PREFERRED STOCK

     There were no shares of Preferred Stock that were beneficially owned by the Company's directors or executive officers.

ITEM 1

ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

     The shareholders are being asked to elect seven directors, who will comprise the entire Board of Directors of the Company, to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified. All of the nominees are current members of the Board of Directors.

     Although the Board of Directors has no reason to believe any of the nominees will be unable to accept such nomination, if such should occur, proxies will be voted (unless marked to the contrary) for such substitute person or persons, if any, as shall be recommended by the Board of Directors. However, proxies will not be voted for more than seven directors. Shareholders who do not wish their shares to be voted for a particular nominee may so direct in the space provided in the proxy card.

     The Board of Directors has nominated, and recommends the election of, the seven persons listed below to serve as Directors of the Company. The following information is furnished with respect to each nominee for election as a Director:

Name	Age	Position(s) Held
George R. Jensen, Jr.	58	Chief Executive Officer, Chairman
		of the Board of Directors
Stephen P. Herbert	43	Chief Operating Officer and
		President, Director
William L. Van Alen, Jr. (1)(2)	73	Director
Steven Katz (1)	58	Director
Douglas M. Lurio	50	Director
Stephen W. McHugh (2)	50	Director
Joel Brooks (2)	47	Director

(1)	Member of Compensation Committee

(2)	Member of Audit Committee

     Each Director holds office until the next Annual Meeting of shareholders and until his successor has been elected and qualified.

     George R. Jensen, Jr., has been our Chief Executive Officer and a Director since our inception in January 1992. Mr. Jensen was Chairman, Director, and Chief Executive Officer of American Film Technologies, Inc. ("AFT") from 1985 until 1992. AFT was in the business of creating color imaged versions of black-and-white films. From 1979 to 1985, Mr. Jensen was Chief Executive Officer and President of International Film Productions, Inc. Mr. Jensen was the Executive Producer of the twelve hour miniseries, "A.D.", a $35 million dollar production filmed in Tunisia. Procter and Gamble, Inc., the primary source of funds, co-produced and sponsored the epic, which aired in March 1985 for five consecutive nights on the NBC network. Mr. Jensen was also the Executive Producer for the 1983 special for public television, "A Tribute to Princess Grace". From 1971 to 1978, Mr. Jensen was a securities broker, primarily for the firm of Smith Barney, Harris Upham. Mr. Jensen was chosen 1989 Entrepreneur of the Year in the high technology category for the Philadelphia, Pennsylvania area by Ernst & Young LLP and Inc. Magazine. Mr. Jensen received his Bachelor of Science Degree from the University of Tennessee and is a graduate of the Advanced Management Program at the Wharton School of the University of Pennsylvania. Mr. Jensen is also a Director of The Noah Fund, a publicly traded mutual fund.

     Stephen P. Herbert was elected a Director in April 1996, and joined USA on a full-time basis on May 6, 1996. Prior to joining us and since 1986, Mr. Herbert had been employed by Pepsi-Cola, the beverage division of PepsiCo, Inc. From 1994 to April 1996, Mr. Herbert was a Manager of Market Strategy. In such position he was responsible for directing development of market strategy for the vending channel and subsequently the supermarket channel for Pepsi-Cola in North America. Prior thereto, Mr. Herbert held various sales and management positions with Pepsi-Cola. Mr. Herbert graduated with a Bachelor of Science degree from Louisiana State University.

     William L. Van Alen, Jr., joined the Board of Directors of USA in May 1993. Mr. Van Alen is President of Cornerstone Entertainment, Inc., an organization engaged in the production of feature films of which he was a founder in 1985. Since 1996, Mr. Van Alen has been President and a Director of The Noah Fund, a publicly traded mutual fund. Prior to 1985, Mr. Van Alen practiced law in Pennsylvania for twenty-two years. Mr. Van Alen received his undergraduate degree in Economics from the University of Pennsylvania and his law degree from Villanova Law School.

     Steven Katz joined the Board of Directors in May 1999. He is President of Steven Katz & Associates, Inc., a management consulting firm specializing in strategic planning and corporate development for technology and service-based companies in the health care, environmental, telecommunications and Internet markets. Mr. Katz’s prior experience includes five years with PriceWaterhouse & Co. in audit, tax and management advisory services; two years of corporate planning with Revlon, Inc.; five years with National Patent Development Corporation (NPDC) in strategic planning, merger and acquisition, technology in-licensing and out-licensing, and corporate turnaround experience as President of three NPDC subsidiaries; and two years as a Vice President and General Manager of a non-banking division of Citicorp, N.A. Mr. Katz is also a Director of Health Systems Solutions Inc., Vivid Learning Systems Inc., Nanoscience Technologies Inc. and Biophan Technologies Inc., all publicly traded companies.

     Douglas M. Lurio joined the Board of Directors of USA in June 1999. Mr. Lurio is President of Lurio & Associates, P.C., attorneys-at-law, which he founded in 1991. He specializes in the practice of corporate and securities law. Prior thereto, he was a partner with Dilworth, Paxson LLP. Mr. Lurio received a Bachelor of Arts Degree in Government from Franklin & Marshall College, a Juris Doctor Degree from Villanova Law School, and a Masters in Law (Taxation) from Temple Law School.

     Stephen W. McHugh joined the Board of Directors of USA in June 2006. Mr. McHugh was appointed by the Board to fill the vacancy on the Board caused by the death of William W. Sellers. Mr. McHugh is the President and co-founder of Santa Barbara Infrared, Inc., a designer and manufacturer of military and commercial Electro-Optical test equipment that was recently acquired by HEICO Corporation. Mr. McHugh formerly was a mechanical engineer and technical sales expert at Electro Optical Industries where he designed optical and mechanical instruments for the test of infrared camera systems.

     Joel Brooks was appointed to the Board of Directors of the Company in March 2007, to fill the vacancy resulting from the resignation of Albert Passner. Since December 2000, Mr. Brooks has served as the Chief Financial Officer and Treasurer of Senesco Technologies, Inc., a biotechnology company whose shares are traded on the American Stock Exchange. From September 1998 until November 2000, Mr. Brooks was the Chief Financial Officer of Blades Board and Skate, LLC, a retail establishment specializing in the action sports industry. Mr. Brooks was Chief Financial Officer from 1997 until 1998 and Controller from 1994 until 1997 of Cable and Company Worldwide, Inc. He also held the position of Controller at USA Detergents, Inc. from 1992 until 1994, and held various positions at several public accounting firms from 1983 through 1992. Mr. Brooks received his Bachelor of Science degree in Commerce with a major in Accounting from Rider University in February 1983.

     Cumulative voting rights do not exist with respect to the election of Directors. Pursuant to the Articles of Incorporation and Pennsylvania law, the Directors of the Company are to be elected by the holders of the Common Stock and Series A Preferred Stock voting together, with each share of Common Stock entitled to one vote and each share of Series A Preferred Stock entitled to one-hundredth of a vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL NOMINEES.

INDEPENDENCE OF THE BOARD OF DIRECTORS

     The Board of Directors has affirmatively determined that that William Van Alen, Jr., Steven Katz, Stephen W. McHugh, and Joel Brooks, which members constitute a majority of the Board of Directors, are independent in accordance with the applicable listing standards of The NASDAQ Stock Market, Inc.

MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held a total of four meetings during the fiscal year ended June 30, 2006 (not including actions adopted by unanimous consent). Each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board and Board Committees of which he was a member during the 2006 fiscal year. The Company does not have a policy with regard to Board members attendance at annual meetings. Six of our Directors attended the 2006 Annual Meeting.

BOARD COMMITTEES

     The Board of Directors has a standing Audit Committee and Compensation Committee. In addition, effective April 11, 2006, all nominees for election or appointment to the Board must be recommended to the Board by a majority of our independent directors (as such term is defined in the listing standards of The NASDAQ Stock Market, Inc.).

     The Audit Committee of the Board of Directors presently consists of Mr. Van Alen (Chairman), Mr. McHugh, and Mr. Brooks. It held four meetings during the 2006 fiscal year. The Audit Committee recommends the engagement of the Company’s independent accountants and is primarily responsible for approving the services performed by the Company’s independent accountants, for reviewing and evaluating the Company’s accounting principles, reviewing the independence of independent auditors, and reviewing the adequacy and effectiveness of the Company’s internal controls. See “Report of the Audit Committee.” The Audit Committee operates pursuant to a charter that was last amended and restated by the Board of Directors on April 11, 2006, a copy of which is attached to this Proxy Statement as Appendix “A”.

     The Compensation Committee of the Board of Directors presently consists of Mr. Katz (Chairman) and Mr. Van Alen. The Board of Directors has determined that each of the current members of the Compensation Committee is independent in accordance with the applicable listing standards of The Nasdaq Stock Market, Inc. The Committee reviews and recommends compensation and compensation changes for the executive officers of the Company and administers the Company’s stock option and restricted stock grant plans. See “Report of the Compensation Committee.” The Compensation Committee met three times during the 2006 fiscal year. There is no written charter governing the operation of the Compensation Committee.

     Our independent directors are required to recommend to the entire Board of Directors for selection any nominees for director. The foregoing applies to the election of Directors at any annual or special meeting of shareholders as well as in the case of a vacancy on the Board of Directors resulting from resignation, death, or otherwise. The current independent members of our Board are William Van Alen, Jr., Steven Katz, Stephen W. McHugh, and Joel Brooks. During the fiscal year ended June 30, 2006, the independent members of our Board met two times. Prior to April 11, 2006, any nominees for director were recommended and selected by our entire Board of Directors. The entire Board of Directors met one time in such capacity during the 2006 fiscal year. There is no written charter governing the selection of our director nominees by the independent directors.

     Our independent directors have not established any specific minimum qualifications for recommending membership on our Board of Directors. Rather, the independent directors will generally consider all relevant factors, which may include independence, expertise that is useful to the Company and complementary to the background, skills and experience of the other Board members, a commitment to ethics and integrity, a commitment to personal and organizational accountability, a history of achievement that reflects superior standards for themselves and others, and a willingness to express alternate points of view while, at the same time, being respectful of the opinions of others and working collaboratively as a team player.

     The independent directors use their available network of contacts when compiling a list of potential director candidates. Each of Messrs. McHugh and Brooks (who are our new director nominees not running for reelection) was identified directly by our independent directors. The independent directors also consider potential director candidates recommended by shareholders and other parties and all potential candidates are evaluated based upon the above criteria. Because the independent directors make no distinction in their evaluation of candidates based on whether such candidates are recommended by shareholders or other parties, no formal policy or procedure has been established for the consideration of director candidates recommended by shareholders.

     Shareholders who wish to propose a potential director candidate may submit a recommendation in writing to the Secretary, USA Technologies, Inc., 100 Deerfield Lane, Suite 140, Malvern, PA 19355, specifying the name of the candidates and stating in detail the qualifications of such persons for consideration by the independent directors. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director, should accompany any such recommendation.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

     Members of the Board of Directors who are not employees receive cash and equity compensation for serving on the Board of Directors. During fiscal year 2006, we paid each of our four outside Directors $20,000 each for serving as a Director during the fiscal year and $10,000 each for serving on Board Committees. Our Compensation Committee recommends to the Board of Directors for its approval any equity compensation to be awarded to our non-employee directors.

     During April 2006, we granted options to purchase up to 12,000 shares to each of Messrs. Sellers, Van Alen, Katz, and Lurio, and options to purchase up to 6,000 shares to Albert Passner, a new director as of April 12, 2006. These options have an exercise price of $7.50 per share and are exercisable at any time within five years following the date of vesting. The options granted to Mr. Sellers and Mr. Van Allen were fully vested. Of the options granted to Mr. Katz and Mr. Lurio, 6,000 vest immediately, 3,000 vest on April 1, 2007, and 3,000 vest on April 1, 2008. Of the options granted to Mr. Passner, 3,000 vest on April 1, 2007, and 3,000 vest on April 1, 2008.

     In conjunction with the appointment of Stephen W. McHugh to the Board of Directors on June 20, 2006, the Company granted Mr. McHugh options to purchase up to 6,000 shares with an exercise price of $8.00 per share. The options vest as follows: 3,000 on June 20, 2007 and 3,000 on June 20, 2008. The options are exercisable at any time within five years of vesting.

     In October 2006, the Company granted to each of the holders of the above options piggyback registration rights under the 1933 Act for the shares underlying each of the options described above for a period of five years following the vesting of any such options.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     We believe that our shareholders are currently provided a reasonable means to communicate with our Board of Directors and individual directors. As a result, our Board of Directors has not established a formal process for shareholders to send communications to the Board of Directors or individual directors. However, the Board of Directors will consider, from time to time, whether adoption of a formal process for such shareholder communications has become necessary or appropriate. Shareholders may send communications to the Board of Directors or individual directors by mail at 100 Deerfield Lane, Suite 140, Malvern, Pennsylvania 19355, Attn: Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year 2006, Steven Katz and William Van Alen, Jr., served as members of the Compensation Committee of our board of directors. William W. Sellers also served as a member of the Compensation Committee until his death in June 2006. Mr. Van Alen had a relationship with the Company requiring disclosure under Rule 404 of Regulation S-K. In this regard, during fiscal year 2006, Mr. Van Alen invested $33,333 in the 2008-C Senior Note offering and received warrants to purchase 3,333 shares of Common Stock at $10 per share, pursuant to his investment in this offering. Mr. Van Alen also invested $20,000 in the 2010-B Senior Note offering and received warrants to purchase 2,000 shares of Common Stock at $10 per share, pursuant to his investment in this offering.

ITEM 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Item 2 on Proxy Card)

     The firm of Goldstein Golub Kessler LLP has been selected by the Board of Directors to serve as the Company’s independent registered public accounting firm for fiscal year 2007. The shareholders will be asked to ratify this appointment at the Annual Meeting. A representative of Goldstein Golub Kessler LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

     The following resolution concerning the appointment of the independent registered public accounting firm will be presented to the shareholders at the Annual Meeting:

RESOLVED, that the appointment by the Board of Directors of the Company of Goldstein Golub Kessler LLP, independent registered public accounting firm, to examine the books, accounts and records of the Company for the fiscal year ending June 30, 2007 is hereby ratified and approved.

     The affirmative vote of a majority of the votes cast by all holders of the outstanding shares of Common Stock and Series A Preferred Stock voting together (with each share of Common Stock entitled to one vote and each share of Series A Preferred Stock entitled to one-hundredth of a vote) is required for ratification of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE PROPOSAL SET FORTH ABOVE.

AUDIT AND NON-AUDIT FEES

     Effective July 7, 2005, the Company dismissed Ernst & Young LLP as the Company's independent registered public accounting firm and engaged Goldstein Golub Kessler LLP as the Company's new independent registered public accounting firm. Ernst & Young LLP served as the Company’s independent registered public accounting firm during the fiscal year ended June 30, 2004. Ernst & Young LLP reviewed the Company's quarterly financial statements for the first, second, and third quarters of the fiscal year ended June 30, 2005. Ernst & Young LLP provided audit services related to the transition to Goldstein Golub Kessler LLP and the issuance of multiple offering documents during the fiscal year ended June 30, 2006. Accordingly, the Company was billed for professional services rendered by each of Ernst & Young LLP and Goldstein Golub Kessler LLP in connection with the fiscal years ended June 30, 2006and 2005.

     During the fiscal years ended June 30, 2006 and 2005, fees in connection with services rendered by Ernst & Young LLP were as set forth below:

	Fiscal 2006	Fiscal 2005
Audit Fees	$43,949	$177,839
Audit-Related Fees	-	-
Tax Fees	-	$80,314
All Other Fees	-	-
TOTAL	$43,949	$258,153

     During the fiscal years ended June 30, 2006 and 2005, fees in connection with services rendered by Goldstein Golub Kessler LLP were as set forth below:

	Fiscal 2006	Fiscal 2005
Audit Fees	$285,016	$138,000
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	$3,000	-
TOTAL	$288,016	$138,000

     Audit fees consisted of fees for the audit of our annual financial statements and review of quarterly financial statements as well as services normally provided in connection with statutory and regulatory filings or engagements, consents and assistance with and review of Company documents filed with the Securities and Exchange Commission.

     Tax fees consisted primarily of fees for tax compliance, tax advice and tax planning services.

     There were no fees categorized as Audit-related or Other fees during fiscal years 2005 and 2006 except for $3,000 paid to Goldstein Golub Kessler LLP in fiscal year 2006 for services relating to reviewing our internal control procedures.

     Goldstein Golub Kessler LLP had a relationship with American Express Tax and Business Services Inc. ("TBS") through September 30, 2005, from which it leased auditing staff who were full time, permanent employees of TBS and through which its partners provide non-audit services. Beginning October 1, 2005, Goldstein Golub Kessler LLP has such a continuing relationship with RSM McGladrey, Inc. As a result of these arrangements, Goldstein Golub Kessler LLP has no full time employees and therefore, none of the audit services performed were provided by permanent full-time employees of Goldstein Golub Kessler LLP. Goldstein Golub Kessler LLP manages and supervises the audit and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

AUDIT COMMITTEE PRE-APPROVAL POLICY

      The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm on a case-by-case basis.

REPORT OF THE AUDIT COMMITTEE

MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE

     The Audit Committee of the Company’s Board of Directors (the “Audit Committee”) consists of three directors, currently Messrs. Van Alen, McHugh, and Brooks, appointed by the Board of Directors. Each member of the Audit Committee is independent as defined under the listing standards of the NASDAQ Stock Market, Inc. The Audit Committee is governed by a written charter adopted and approved by the Board of Directors. The board of directors has also determined that Mr. Brooks is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

REVIEW OF THE COMPANY’S AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED JUNE 30, 2006

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended June 30, 2006 with the Company’s management. The Audit Committee also discussed with Goldstein Golub Kessler LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 ‘Communication with Audit Committees’.The Audit Committee has also received the written disclosures from Goldstein Golub Kessler LLP relating to their independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with Goldstein Golub Kessler LLP the independence of that firm. The Audit Committee has also considered whether the provision of non-audit services by Goldstein Golub Kessler LLP is compatible with maintaining Goldstein Golub Kessler LLP’s independence.

     Based on the Audit Committee’s reviews and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s consolidated audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006, for filing with the Securities and Exchange Commission.

Audit Committee
William L. Van Alen, Jr. (Chairman)
Stephen W. McHugh
Joel Brooks

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE “SOLICITING MATERIAL” OR BE DEEMED “FILED” WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS OF THE COMPANY

Our executive officers are as follows:

Name	Age	Position(s) Held
George R. Jensen, Jr.	58	Chief Executive Officer, Chairman of the Board of Directors
Stephen P. Herbert	43	Chief Operating Officer and President, Director
David M. DeMedio	36	Chief Financial Officer

     Certain information concerning the foregoing executive officers who are also directors of the Company is set forth elsewhere in this Proxy Statement. See “Item 1- Election of Directors.” The following description contains certain information concerning the foregoing executive officers who are not also directors of the Company.

     David M. DeMedio joined USA Technologies on a full-time basis in March 1999 as Controller. In the summer of 2001, Mr. DeMedio was promoted to Director of Financial Services where he was responsible for the sales and financial data reporting to customers, the Company's turnkey banking services and maintaining and developing relationships with credit card processors and card associations. In July 2003, Mr. DeMedio served as interim Chief Financial Officer through April, 2004. From April, 2004 until April 12, 2005, Mr. DeMedio served as Vice President - Financial & Data Services. On April 12, 2005, he was appointed as the Company's Chief Financial Officer. From 1996 to March 1999, prior to joining the Company, Mr. DeMedio had been employed by Elko, Fischer, Cunnane and Associates, LLC as a supervisor in its accounting and auditing and consulting practice. Prior thereto, Mr. DeMedio held various accounting positions with Intelligent Electronics, Inc., a multi-billion reseller of computer hardware and configuration services. Mr. DeMedio graduated with a Bachelor of Science in Business Administration from Shippensburg University and is a Certified Public Accountant.

SUMMARY COMPENSATION TABLE

The following table sets forth certain information with respect to compensation paid or accrued by the Company during the fiscal years ended June 30, 2004, June 30, 2005 and June 30, 2006 to each of the executive officers and employee of the Company named below:

Name and Principal	Fiscal
Position	Year	Annual Compensation				Long Term Compensation
								Securities
					Other Annual	Restricted		Underlying
					Compensation	Stock Awards		Options
		Salary	Bonus(1)		(2)	($)		(#)
George R. Jensen, Jr.	2006	$270,288	$200,000		$18,563	$400,000	(6)	75,000
Chief Executive Officer	2005	$250,000	—		$17,875	—		—
& Chairman of the Board	2004	$217,500	$4,870,000	(3)	$17,875	—		—

Stephen P. Herbert	2006	$246,673	$133,336		$18,563	$266,664	(6)	18,000
Chief Operating Officer	2005	$231,923	—		$17,875	—		—
& President	2004	$192,692	$225,000		$17,875	—		—

H. Brock Kolls (5)	2006	$171,346	$30,000		$12,375	—		—
Senior Vice-President,	2005	$165,000	$110,000		$11,917	—		—
Research & Development	2004	$156,923	$60,000		$63,205	—		—

David M. DeMedio (4)	2006	$162,385	—		$20,112	—		7,000
Chief Financial Officer	2005	$131,689	$11,000		$7,800	—		3,000

Wendy Jenkins	2006	$130,850	$20,000		$16,200	—		—
Vice-President of	2005	$103,653	$26,000		$14,850	—		—
Marketing	2004	$65,384	—		$10,500	—		—

________________
(1) Fiscal year 2006 includes 25,000 shares that vested on June 1, 2006 valued at $8.00 per share for Mr. Jensen; 16,667 shares that vested on June 1, 2006 valued at $8.00 per share for Mr. Herbert, a $30,000 cash bonus for Mr. Kolls, and a $20,000 cash bonus for Ms. Jenkins. Fiscal year 2005 includes a $110,000 cash bonus for Mr. Kolls, cash bonuses totaling $11,000 for Mr. DeMedio, and a $20,000 cash bonus and $6,000 stock bonus for Ms. Jenkins. Fiscal year 2004 includes 105,000 shares valued at $44 per share, in connection with the amendment of Mr. Jensen’s employment agreement, and a $250,000 cash bonus for Mr. Jensen; a $225,000 cash bonus for Mr. Herbert; and a $60,000 cash bonus for Mr. Kolls.

(2) Represents cash payments authorized to reimburse certain executive officers for tax payments incurred from the award of a previous bonus as well as car allowance payments.

(3) Prior to July 2003, Mr. Jensen's employment agreement provided that upon the occurrence of a USA Transaction he would receive that number of shares equal to seven percent of all of the then issued and outstanding shares on a fully converted basis. During July 2003, the Company and Mr. Jensen agreed to amend Mr. Jensen's employment agreement so that upon the occurrence of a USA Transaction he would receive only 140,000 shares. Under the new amended agreement, the 140,000 shares became subject to dilution (i.e., did not increase in order to reflect subsequent issuances by the Company of its shares). Under the prior agreement, the number of shares to be issued to Mr. Jensen was not subject to dilution (i.e., would be increased in order to reflect subsequent issuances by the Company of its shares) and was based upon the actual total number of shares outstanding at the time of a USA Transaction.

During July 2003, the Company issued to Mr. Jensen an aggregate of 105,000 shares of restricted Common Stock, 25,000 shares of which were issued as compensation to Mr. Jensen, and 80,000 shares of which were issued to Mr. Jensen in connection with the employment agreement amendment described above. In accordance with generally accepted accounting principles, the Company was required to value all of these shares at $44 per share or an aggregate of $4,620,000.

(4) Employment as Chief Financial Officer commenced on April 12, 2005.

(5) During May 2006, Mr. Kolls notified the Company that he was resigning as an employee effective as of June 30, 2006, and requested that his employment agreement not be renewed.

(6) Under the terms of Mr. Jensen’s existing employment agreement with us, he received an award of 75,000 shares of restricted stock upon his signing of the agreement in May 2006. These shares vest as follows: 25,000 on June 1, 2006; 25,000 on January 1, 2007; and 25,000 on June 1, 2007. As of June 30, 2006, based upon a price per share of $7.80, the closing bid price for our common stock as of such date, the value of the restricted stock held by Mr. Jensen was $390,000. This stock will be treated like all other shares of our stock, including the right to receive any dividends declared on our common stock. The 25,000 shares that vested on June 1, 2006 are reflected in the Bonus column of the above table.

Under the terms of Mr. Herbert’s existing employment agreement with us, he received an award of 50,000 shares of restricted stock upon his signing of the agreement in May 2006. These shares vest as follows: 16,667 on June 1, 2006; 16,667 on January 1, 2007; and 16,666 on June 1, 2007. As of June 30, 2006, based upon a price per share of $7.80, the closing bid price for our common stock as of such date, the value of the restricted stock held by Mr. Herbert was $259,997. This stock will be treated like all other shares of our stock, including the right to receive any dividends declared on our common stock. The 16,667 shares that vested on June 1, 2006 are reflected in the Bonus column of the above table.

OPTION GRANTS IN LAST FISCAL YEAR
(Individual Grants)

	Number of	Percent of
	securities	total options	Exercise
	underlying	granted to	base
	options	employees in	price	Expiration
Name	granted(1)	fiscal year	($/share)	date
George R. Jensen, Jr.	75,000	75%	$7.50	(2)
Stephen P. Herbert	18,000	18%	$7.50	(2)
David M. DeMedio	7,000	7%	$7.50	(2)
________

(1) Conditioned upon continued employment, the options vest as follows: one-third on May 11, 2006, one-third on June 30, 2007, and one-third on June 30, 2008.

(2) The options expire five years from the date of vesting.

TOTAL OPTIONS EXERCISED IN FISCAL YEAR ENDED JUNE 30, 2006 AND YEAR END VALUES

The following table gives information for options exercised by our executive officers in fiscal year 2006, and the number of options held by our executive officers at fiscal year end:

			Number of
			Securities
	Shares		Underlying	Value of Unexercised
	Acquired		Unexercised	In-the-Money Options
	On	Value	Options at FY-End	at FY-End
	Exercise	Realized	(#)Exercisable/	($)Exercisable/
Name	(#)	($)	Unexercisable	Unexercisable
George R. Jensen, Jr.	0	0	25,000/50,000	7,500/15,000
Stephen P. Herbert	0	0	6,000/12,000	1,800/3,600
David M. DeMedio	0	0	3,834/6,166	700/1,400

EXECUTIVE EMPLOYMENT AGREEMENTS

     On May 11, 2006, the Company and Mr. Jensen entered into an Amended and Restated Employment Agreement pursuant to which the term of Mr. Jensen’s employment with the Company was extended to June 30, 2009. Effective May 11, 2006, Mr. Jensen’s base salary was increased to $325,000 per annum. The Agreement requires Mr. Jensen to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of the Agreement and for a period of one year thereafter. Mr. Jensen was granted the right (exercisable at any time prior to the 60th day following the commencement of each fiscal year) to elect to have one-half of his base salary for each of the fiscal years ending June 30, 2007, June 30, 2008, and June 30, 2009 paid in shares of Common Stock rather than cash. Mr. Jensen has elected to receive shares in lieu of cash for one-half of his base salary for the fiscal year ending June 30, 2007. As a result of such election, 22,080 shares will be issued to him which will vest as follows: 5,520 on July 1, 2006; 5,520 on October 1, 2006; 5,520 on January 1, 2007; and 5,520 on April 1, 2007. Mr. Jensen was also granted 75,000 shares of Common Stock and an additional amount of options to purchase up to 75,000 shares of Common Stock at $7.50 per share. The 75,000 shares of Common Stock vest as follows: 25,000 on June 1, 2006; 25,000 on January 1, 2007; and 25,000 on June 1, 2007. The options vest as follows: 25,000 on May 11, 2006; 25,000 on June 30, 2007; and 25,000 on June 30, 2008. The options may be exercised at any time within 5 years of vesting. In October 2006, the Company granted to Mr. Jensen piggyback registration rights under the 1933 Act for the shares described above for a period of five years following the vesting of any of such shares and for the shares underlying any of the options described above for a period of five years following the vesting of any such options.

     Upon the occurrence of a "USA Transaction" (as defined below), the Company will issue to Mr. Jensen 140,000 shares of Common Stock ("Jensen Shares"). Mr. Jensen is not required to pay any additional consideration for the Jensen Shares. At the time of any USA Transaction, all of the Jensen Shares are automatically deemed to be issued and outstanding immediately prior to any USA Transaction, and are entitled to be treated as any other issued and outstanding shares of Common Stock in connection with such USA Transaction.

     The term USA Transaction is defined as (i) the acquisition of fifty-one percent or more of the then outstanding voting securities entitled to vote generally in the election of Directors of the Company by any person, entity or group, or (ii) the approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation, or dissolution of the Company, or the sale, transfer, lease or other disposition of all or substantially all of the assets of the Company. The Jensen Shares are irrevocable and fully vested, have no expiration date, and will not be affected by the termination of Mr. Jensen’s employment with the Company for any reason whatsoever.

     Pursuant to the Long-Term Equity Incentive Program adopted in February 2007, Mr. Jensen is entitled to earn shares of Common Stock based upon the achievement by the Company of certain target goals relating to revenues, gross profit, and EBITDA (earnings before interest, taxes, depreciation, and amortization) during each of the fiscal years ending June 30, 2007, June 30, 2008, and June 30, 2009. Under the plan, Mr. Jensen is eligible to earn up to 223,213 shares each fiscal year if the maximum target goals are achieved. If a USA Transaction would occur during any such fiscal year, and provided that Mr. Jensen is an employee of the Company on the date of such USA Transaction, Mr. Jensen shall be awarded shares for each of the fiscal years that have not yet been completed as of the date of such USA Transaction. The number of shares shall be 178,570 for each of the uncompleted fiscal years.

     On May 11, 2006, the Company and Mr. Herbert entered into an Amended and Restated Employment Agreement pursuant to which the term of Mr. Herbert’s employment with the Company was extended to June 30, 2009. Effective May 11, 2006, Mr. Herbert’s base salary was increased to $285,000 per annum. The Agreement requires Mr. Herbert to devote his full time and attention to the business and affairs of the Company and obligates him not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of one year thereafter. In the event that a USA Transaction (as defined in Mr. Jensen's employment agreement) shall occur, then Mr. Herbert has the right to terminate his agreement upon 30 days notice to the Company. Mr. Herbert was granted the right to elect to have one-half of his base salary for each of the fiscal years ending June 30, 2007, June 30, 2008, and June 30, 2009 paid in shares of Common Stock rather than cash. Mr. Herbert was also granted 50,000 shares of Common Stock and an additional amount of options to purchase up to 18,000 shares of Common Stock at $7.50 per share. The 50,000 shares of Common Stock vest as follows: 16,667 on June 1, 2006; 16,667 on January 1, 2007; and 16,666 on June 1, 2007. The options vest as follows: 6,000 on May 11, 2006; 6,000 on June 30, 2007; and 6,000 on June 30, 2008. The options may be exercised at any time within 5 years of vesting. In October 2006, the Company granted to Mr. Herbert piggyback registration rights under the 1933 Act for the shares described above for a period of five years following the vesting of any of such shares and for the shares underlying any of the options described above for a period of five years following the vesting of any such options.

     Pursuant to the Long-Term Equity Incentive Program adopted in February 2007, Mr. Herbert is entitled to earn shares of Common Stock based upon the achievement by the Company of certain target goals relating to revenues, gross profit, and EBITDA (earnings before interest, taxes, depreciation, and amortization) during each of the fiscal years ending June 30, 2007, June 30, 2008, and June 30, 2009. Under the plan, Mr. Herbert is eligible to earn up to 67,143 shares each fiscal year if the maximum target goals are achieved. If a USA Transaction would occur during any such fiscal year, and provided that Mr. Herbert is an employee of the Company on the date of such USA Transaction, Mr. Herbert shall be awarded shares for each of the fiscal years that have not yet been completed as of the date of such USA Transaction. The number of shares shall be 53,713 for each of the uncompleted fiscal years.

     On May 11, 2006, the Company and Mr. DeMedio entered into an amendment to his Employment Agreement pursuant to which the term of Mr. DeMedio’s employment with the Company was extended to June 30, 2008. Effective May 11, 2006, Mr. DeMedio’s base salary was increased to $165,000 per annum. Mr. DeMedio was granted the right to elect to have one-half of his base salary for each of the fiscal years ending June 30, 2007, and June 30, 2008 paid in shares of Common Stock rather than cash. Mr. DeMedio was also granted options to purchase up to 7,000 shares of Common Stock at $7.50 per share. The options vest as follows: 2,334 on May 11, 2006; 2,333 on June 30, 2007; and 2,333 on June 30, 2008. The options may be exercised at any time within 5 years of vesting. In October 2006, the Company granted to Mr. DeMedio piggyback registration rights under the Act for the shares underlying any of the options described above for a period of five years following the vesting of any such options. In the event that a USA Transaction (as defined in Mr. Jensen's employment agreement) shall occur, then Mr. DeMedio has the right to terminate his agreement upon 30 days notice to the Company.

     Pursuant to the Long-Term Equity Incentive Program adopted in February 2007, Mr. DeMedio is entitled to earn shares of Common Stock based upon the achievement by the Company of certain target goals relating to revenues, gross profit, and EBITDA (earnings before interest, taxes, depreciation, and amortization) during each of the fiscal years ending June 30, 2007, June 30, 2008, and June 30, 2009. Under the plan, Mr. DeMedio is eligible to earn up to 27,080 shares each fiscal year if the maximum target goals are achieved. If a USA Transaction would occur during any such fiscal year, and provided that Mr. DeMedio is an employee of the Company on the date of such USA Transaction, Mr. Demedio shall be awarded shares for each of the fiscal years that have not yet been completed as of the date of such USA Transaction. The number of shares shall be 21,663 for each of the uncompleted fiscal years.

     Mr. Kolls entered into an employment agreement with the Company that required Mr. Kolls or the Company to deliver written notice of termination at least sixty days prior to June 30, 2006, or the agreement would be automatically renewed until June 30, 2007. During May 2006, Mr. Kolls notified the Company that he was resigning as an employee effective as of June 30, 2006, and requested that his employment agreement not be renewed for another year. The Company does not believe that Mr. Kolls’ resignation was timely. The agreement provided for an annual base salary of $165,000 per year. Mr. Kolls was entitled to a payment of $5,000 upon each of the following: (i) filing of a new patent application by USA for which he is listed as the inventor; (ii) granting of any such patent application; and (iii) issuance of a patent for any patent application that had been filed prior to April 20, 2004. Mr. Kolls is also entitled to receive such bonus or bonuses, as may be awarded to him by the Board of Directors. The Agreement required Mr. Kolls to devote his full time and attention to the business and affairs of the Company, and obligated him not to engage in any investments or activities which would compete with the Company during the term of his agreement and for a period of one year thereafter. In the event that a USA Transaction (as defined in Mr. Jensen's employment agreement) occured, then Mr. Kolls had the right to terminate his agreement upon 30 days notice to USA.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee is currently comprised of two non-employee directors. The Compensation Committee is responsible for reviewing and recommending compensation and compensation changes for the executive officers of the Company and administers the stock option and restricted stock grant plans of the Company.

Compensation Philosophy and Objectives

     The Compensation Committee believes that compensation of the Company’s executive officers should encourage creation of shareholder value and achievement of strategic corporate objectives and the Committee seeks to align the interests of the Company’s shareholders and management by integrating compensation with the Company’s annual and long-term corporate and financial objectives. In order to be competitive with compensation offered by other technology companies and to motivate and retain executive officers, the Company intends to offer a total compensation package competitive with other technology companies as well as individual responsibilities and performance. The components of executive officer compensation consist of base salary, stock options, and restricted stock grants, which are discussed separately below.

Executive Officer Base Salary

     The Compensation Committee sets the salary level of each executive officer on a case by case basis, taking into account the individual’s level of responsibilities and performance. The Compensation Committee also considers independent industry surveys, proxy disclosures, and the base salaries paid to executive officers of other technology companies.

Equity Compensation

     The Compensation Committee administers the Company’s stock option and restricted stock plans for executive officers.

     The Compensation Committee believes that providing executive officers who have responsibility for the Company’s management and growth with an opportunity to increase their ownership of Company stock aligns the interests of the executive officers with those of the shareholders. The Compensation Committee also believes that the equity awards attract and retain our executive officers and motivate them to attain the Company’s long-term financial goals. Accordingly, the Compensation Committee when reviewing executive officer compensation also considers stock option grants and restricted stock grants as appropriate. The Compensation Committee determines the number of shares underlying each stock option grant and the number of restricted shares to be awarded based upon the executive officer’s and the Company’s performance, the executive officer’s role and responsibilities, the executive officer’s base salary, comparison with comparable awards to individuals in similar positions in other technology companies, and the number of shares otherwise held by the executive officers.

Chief Executive Officer Compensation

     The Compensation Committee meets without the Chief Executive Officer to evaluate his performance and uses the same procedures described above in setting his compensation package. During May 2006, pursuant to the recommendation of the Compensation Committee, Mr. Jensen’s base salary was increased from $250,000 to $325,000 effective May 11, 2006, and he received 75,000 shares of restricted Common Stock, and options to purchase up to 75,000 shares at $7.50 per share. The details of the foregoing are described elsewhere in this Proxy Statement. In reaching its decision regarding Mr. Jensen’s compensation, the Compensation Committee considered many factors, including the Company’s accomplishments and achievements under Mr. Jensen’s leadership, including the Company’s revenue growth, the significant equity investments made in the Company by institutional investors, the contracts entered into between the Company and significant customers, and Mr. Jensen’s expected contributions to the Company in the future. In addition, the Compensation Committee considered that Mr. Jensen had not been granted an increase in his base salary since December 2003, and that as part of the consideration for his May 2006 compensation package, he agreed to extend his employment agreement for an additional three years or until June 30, 2009.

Compensation Committee
Steven Katz (Chairman)
William L. Van Alen, Jr.

THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE “SOLICITING MATERIAL” OR BE DEEMED “FILED” WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Executive officers, directors and ten percent stockholders are required by SEC regulations to furnish the Company with a copy of all Section 16(a) forms (“Forms 3, 4, and 5”) that they file. To the Company’s knowledge, based solely on a review of copies of the Forms 3, 4 and 5 furnished to the Company, during the fiscal year ended June 30, 2006, all applicable Section 16(a) filing requirements were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the fiscal year ended June 30, 2006, the Company incurred charges to Lurio & Associates, P.C., of which Mr. Lurio is President and a shareholder, for professional fees of approximately $258,000 for legal services rendered to the Company by such law firm. Mr. Lurio is a Director of the Company.

     During fiscal year 2006, William Van Alen, Jr., a Director, invested $33,333 in the 2008-C Senior Note offering and received warrants to purchase 3,333 shares of Common Stock at $10 per share, pursuant to his investment in this offering. Mr. Van Alen also invested $20,000 in the 2010-B Senior Note offering and received warrants to purchase 2,000 shares of Common Stock at $10 per share, pursuant to his investment in this offering.

SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS

     Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s proxy statement for its 2008 Annual Meeting of Shareholders must be received by the Secretary of the Company at the principal offices of the Company no later than December 18, 2007.

     Written notice of proposals of shareholders submitted for consideration at the 2008 Annual Meeting but not for inclusion in the proxy statement must have been received by the Company on or before March 2, 2008 in order to be considered timely for purposes of Rule 14a-4 under the Exchange Act. The persons designated in the Company’s proxy card will be granted discretionary voting authority with respect to any shareholder proposal with respect to which the Company does not receive timely notice.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address: 100 Deerfield Lane, Suite 140, Malvern, Pennsylvania 19355, or phone number, 610-989-0340. If you want to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the above address and phone number.

GENERAL INFORMATION

     The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the Notice of Annual Meeting, but if any matters are properly presented, it is the intention of the persons named in the enclosed form of proxy to vote on such matters in accordance with their best judgment to the same extent as the person signing the proxy would be entitled to vote.

     Shareholders who desire to have their shares voted at the Annual Meeting are requested to mark, sign, and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope. Shareholders may revoke their proxies at any time prior to the Annual Meeting and shareholders who are present at the Annual Meeting may revoke their proxies and vote, if they so desire, in person.

     The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006, has been mailed with this Proxy Statement. In addition, a copy of the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, for the fiscal year ended June 30, 2006 may be obtained, free of charge, by any shareholder by writing or calling Investor Relations Department, USA Technologies, Inc., 100 Deerfield Lane, Suite 140, Malvern, Pennsylvania 19355, telephone (610) 989-0340.

By Order of the Board of Directors,

/s/ George R. Jensen, Jr.
April 10, 2007	GEORGE R. JENSEN, JR.
Chairman and Chief Executive Officer

APPENDIX A

CHARTER OF THE
AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
USA TECHNOLOGIES, INC.

I. Purpose

The Audit Committee (the “Committee’) is appointed by the Board of Directors (the “Board”) of USA Technologies, Inc. (the “Company”) to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal accounting function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

II. Committee Membership Composition

A. The Audit Committee shall be comprised of three or more Directors (as determined from time to time by the Board), each of whom shall meet the independence requirements of the Nasdaq Stock Market, Inc. Each member of the Audit Committee shall have the ability to understand fundamental financial statements. In addition, at least one member of the Audit Committee shall have past employment experience in finance or accounting, professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities. At least one member of the Committee shall be an “audit committee financial expert” as defined by the Commission.

B. The members of the Committee shall be appointed by the Board and may be replaced by the Board. Unless a Chairperson is elected by the Board, the members of the Committee may designate a Chairperson by majority vote of the full Committee membership.

III. Meetings

The Committee shall meet as often as it determines, but not less frequently than quarterly and each time the Company proposes to issue an earnings press release. The Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

IV. Responsibilities and Duties

The Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor and each such registered public accounting firm shall report directly to the Committee.

The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and Commission rules thereunder which are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company and to any advisors employed by the Committee.

The Committee shall make regular reports to the Board. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review the Committee’s own performance.

The Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1. Review and discuss with management and the independent auditor the Company’s annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”), and recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

2. Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of the Company’s Quarterly Report on Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements and the disclosures made in MD&A.

3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4. Review and discuss reports from the independent auditors on:

(a) All critical accounting policies and practices to be used.

(b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed by the independent auditors with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5. Discuss with management the Company’s earnings press releases and the overall quality of the Company’s reported earnings, including the use in press releases of any “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as any off-balance sheet structures or entities on the Company’s financial statements.

7. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9. Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q about any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

Oversight of the Company’s Relationship with the Independent Auditor

10. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditors internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. Such evaluation should include the review and evaluation of the lead partner of the independent auditor team. The Committee shall present its conclusions with respect to the independent auditor to the Board.

11. Monitor compliance by the independent auditor with the audit partner rotation requirements contained in the Commission’s rules. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

12. Establish policies for the Company’s hiring of employees or former employees of the independent auditor.

13. Discuss with the independent auditor any matters on which they consulted their national office.

14. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

15. Review and approve in advance any services provided by the independent auditors to the Company’s executive officers or members of their immediate family.

Oversight of the Company’s Internal Accounting Function

16. Review the appointment, compensation, performance, and retention of the senior internal accounting executive.

17. Review the significant reports to management prepared by the internal accounting department and management’s responses.

18. Discuss with the independent auditor and management the internal accounting department responsibilities, budget and staffing .

Compliance Oversight Responsibilities

19. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated. This section requires the independent auditor, if it detects or becomes aware of any illegal act, to assure that the Committee is adequately informed and to provide a report if the independent auditor has reached specified conclusions with respect to such illegal acts.

20. Obtain reports from management, the Company’s senior internal accounting executive and the independent auditor that the Company is in conformity with applicable legal requirements and the Company’s Code of Conduct. Review reports and disclosures of insider and affiliated party transactions. Review and approve all related-party transactions, defined by, or those transactions required to be disclosed under, Item 404 of Regulation S-K promulgated under the Securities Act of 1933.

21. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

22. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

23. Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies and any matters involving potential or ongoing material violations of law or breaches of fiduciary duty by the Company or any of its directors, officers, employees or agents.

24. Review with management the policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditing department or the independent auditors.

25. Perform such other duties and responsibilities as may be assigned to the Committee from time to time by the Board and/or the Chairman of the Board.

V. Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

PROXY

USA TECHNOLOGIES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS -ANNUAL MEETING OF SHAREHOLDERS – May 11, 2007

     The undersigned, revoking all prior proxies, hereby appoint(s) George R. Jensen, Jr., and Stephen P. Herbert, or either of them, with full power of substitution, as proxies to represent and vote, as designated below, all shares of Common Stock and Series A Preferred Stock of USA Technologies, Inc., held of record by the undersigned at the close of business on March 15, 2007, at the Annual Meeting of Shareholders to be held on May 11, 2007, and at any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed on the reverse side hereof by the undersigned. If no contrary direction is made, this proxy will be voted “FOR” all of the proposals set forth on the reverse side hereof, including all the nominees listed in Item 1 (or, if any such nominees should be unable to accept such nomination, for such other substitute person or persons as may be recommended by the Board of Directors), and in accordance with the proxies’ best judgment upon other matters properly coming before the Annual Meeting and any adjournments thereof.

     Please date and sign exactly as your name appears below. In the case of joint holders, each should sign. If the signor is a corporation or partnership, sign in full the corporate or partnership name by an authorized officer or partner. When signing as attorney, executor, trustee, officer, partner, etc., give full title.

Dated: _____________, 2007

____________________________
Signature

____________________________
Signature

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

IF YOU SIGN THIS PROXY WITHOUT OTHERWISE MARKING THE FORM, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ALL MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING.

[SEE REVERSE SIDE]

1. The election of George R. Jensen, Jr., Stephen P. Herbert, William L. Van Alen, Jr., Steven
Katz, Douglas M. Lurio, Stephen W. McHugh, and Joel Brooks, as Directors.

                      ___ FOR ALL NOMINEES ___ WITHHOLD AUTHORITY

(If you wish to withhold authority to vote for one or more but less than all of the nominees named above, so indicate on the line provided below.)

                       ___________________________________________

2. Ratification of the appointment of Goldstein Golub Kessler LLP as the independent registered public accounting firm of the Company for fiscal year ending June 30, 2007.

                              ___ FOR ___ AGAINST ___ ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment thereof.